Exhibit 99.1

AgroFresh Solutions Appoints Margaret M. (Margo) Loebl Executive Vice President and Chief Financial Officer

Philadelphia, PA, August 25, 2015 — AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (NASDAQ: AGFS, AGFSW) announced today that it has appointed Margaret M. (Margo) Loebl to serve as Executive Vice President and Chief Financial Officer, effective September 21, 2015.

Mr. Stuart Gleichenhaus, who serves as interim CFO and was instrumental as the Company completed a transaction to become an independent public entity, will stay on as an advisor to Ms. Loebl to ensure a smooth transition.

“I am thrilled to welcome Margo to the executive management team at AgroFresh,” said Thomas Macphee, AgroFresh Chief Executive Officer. “We believe that Margo’s proven leadership capabilities, public company CFO experience, financial acumen and M&A experience will help us to continue to build this business and capitalize on the many growth opportunities ahead of us.”

With approximately 30 years of global finance experience, Ms. Loebl most recently served as Vice President, Chief Financial Officer & Treasurer of Quaker Chemical Company, a publicly traded global provider of process fluids, chemical specialties and technical expertise to various industries. Prior to this, Ms. Loebl worked as a consultant for Constellium, a leader in the manufacturing of high-quality aluminum products and solutions. Before Constellium, her professional experience included: Corporate VP, CFO and Treasurer for TechTeam Global, a publicly held provider of information technology outsourcing and business process outsourcing services; Group Vice President of Finance for Archer Daniels Midland Company, one of the world’s leading agricultural processors; VP, Corporate Finance for Nike, Inc.; and various progressive financial positions for over 13 years at General Motors.

Ms. Loebl holds an MBA from the University of Chicago Booth School of Business and a BA from Wellesley College.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in 45 countries worldwide. For more information, please visit http://www.agrofresh.com/home

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of

1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk that the business combination between the Company and The Dow Chemical Company (the “Business Combination”) disrupts current plans and operations; the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; costs related to the Business Combination and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC (available at www.sec.gov), including the definitive proxy statement filed on July 16, 2015 with the SEC in connection with the Business Combination and available at the SEC’s website at www.sec.gov.

Contact:

AgroFresh Solutions, Inc.

Erica Bartsch

Sloane & Company

+1 (212) 446-1875

ebartsch@sloanepr.com

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